                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                           7.75% SENIOR NOTES DUE 2013
                                       OF
                       MILLAR WESTERN FOREST PRODUCTS LTD.

                PURSUANT TO THE PROSPECTUS DATED          , 2004

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Millar Western Forest Products Ltd. (the "Company") made
pursuant to the Prospectus, dated          , 2004 (the "Prospectus"), if
certificates for outstanding 7.75% Senior Notes due 2013 (except those which have been deposited with a custodian for, and registered in the name of, The Depository Trust Company ("DTC")) (the "Old Notes") of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York, as exchange agent (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer.

Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Old Notes (the "Letter of Transmittal") must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Where the Expiration Date has been extended, tenders pursuant to the Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.

                DELIVERY TO: The Bank of New York, EXCHANGE AGENT

                                BY HAND, MAIL OR
                                    OVERNIGHT
                                    COURIER:
                              The Bank of New York
                Corporate Trust Operations - Reorganization Unit
                           101 Barclay Street - 7 East
                            New York, New York 10286
                            Attn: Mr. William Buckley

FOR INFORMATION CALL:               BY FACSIMILE           CONFIRM BY TELEPHONE:
                         (for Eligible Institutions Only):

      212-815-5788                  212-815-1915                212-815-5788
Attn: Mr. William Buckley    Attn: Mr. William Buckley


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "Exchange Offer-Guaranteed Delivery Procedures" section of the Prospectus.

                            PLEASE SIGN AND COMPLETE

Principal Amount of Old Notes Tendered (must be in                Name(s) of Registered Holder(s):
denominations of principal amount of $1,000 and any integral                                       ------------------------------
multiple thereof):
                  ---------------------------------------------   ---------------------------------------------------------------

---------------------------------------------------------------   ---------------------------------------------------------------

Certificate Numbers of Old Notes (if available):                  Address including zip code:
                                                 --------------                               -----------------------------------

---------------------------------------------------------------   ---------------------------------------------------------------

---------------------------------------------------------------   ---------------------------------------------------------------

---------------------------------------------------------------   ---------------------------------------------------------------

If Old Notes will be delivered by book entry transfer at The      Telephone Number including Area Code:
Depository Trust Company, insert Account No.:                                                           -------------------------
                                              -----------------
                                                                  ---------------------------------------------------------------
---------------------------------------------------------------
                                                                  ---------------------------------------------------------------

                                                                  Signature(s) of Registered Owner(s) or Authorized
                                                                  Signatory:
                                                                             ----------------------------------------------------
Date:
      ---------------------------------------------------------   ---------------------------------------------------------------

This Notice of Guaranteed Delivery must be signed by the Holder(s) of Old Notes exactly as its (their) names(s) appear on certificates for old notes or a security position listing as the owner of unregistered senior securities, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES):

Name(s):
             -------------------------------------------------------------------

             -------------------------------------------------------------------

             -------------------------------------------------------------------
Capacity:
             -------------------------------------------------------------------
Address(es):
             -------------------------------------------------------------------

             -------------------------------------------------------------------

             -------------------------------------------------------------------


DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL.


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

                                    GUARANTEE

                    (Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at DTC pursuant to the procedures set forth in "The Exchange Offer-Guaranteed Delivery Procedures" section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm
             -------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

Zip Code
         -----------------------------------------------------------------------

Area Code and Tel. No.
                       ---------------------------------------------------------

Authorized Signature
                     -----------------------------------------------------------

Title
      --------------------------------------------------------------------------

Name: (Please Type or Print)
                             ---------------------------------------------------

Dated:
       -------------------------------------------------------------------------


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

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2. SIGNATURES OF THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes. If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.


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